Filed Pursuant to Rule 433
Registration Statement No. 333-133985
June 1, 2007

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

TERM SHEET
$[48,125,000]
(APPROXIMATE OFFERED, SUBJECT TO CHANGE (7))
LEHMAN MORTGAGE TRUST, SERIES 2007-5
Class	Approximate Size ($)	Coupon (1)	Security Description	WAL To Mat (yrs) (2)	Principal Payment to Mat Window (2)	Expected Initial Loss Coverage (3)	Interest Accrual Convention	Legal Final Maturity	Expected Ratings (3)
1A1(6)	$48,125,000	[5.97]%	Senior, Sequential	[1.21]	[Jun07 - Nov09]	[4.75]%	30/360	06/25/2037	AAA
1A2(4) (5)	$48,125,000	[0.00]%	Senior, Interest Only	N/A	N/A	N/A	30/360	06/25/2037	AAA
1A3(4)	$72,188,000	[5.75]%	Senior, Sequential	N/A	N/A	N/A	30/360	06/25/2037	AAA
1A4(4)	$40,104,000	[5.75]%	Senior, NAS	N/A	N/A	N/A	30/360	06/25/2037	AAA
1A5(4)	$28,309,000	[5.75]%	Senior, NAS	N/A	N/A	N/A	30/360	06/25/2037	AAA
SUBS (4)	$9,411,495	[5.75]%	Subordinated	N/A	N/A	N/A	30/360	06/25/2037	N/A
PO (4)	N/A	N/A	Senior, Principal-Only	N/A	N/A	[ ]%	30/360	06/25/2037	AAA
AX (4) (5)	N/A	N/A	Senior, Interest-Only	N/A	N/A	[ ]%	30/360	06/25/2037	AAA

(1)	The Class Coupons are described under “Interest Rates” on page 5.
(2)	Prepayments were run at 75% PPC per annum. Assumes bonds pay on the 25th of every month beginning in June 2007.
(3)	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates. Loss Coverage is subject to change based on rating agency feedback.
(4)	Non-offered classes.
(5)	Notional certificate.
(6)
An Interest Rate Cap will be purchased for the Trust for the benefit of the Class 1A1 Certificates. It is designed to partially mitigate the interest rate risk that results from movement in One-Month LIBOR above the rate of 5.10%. Proceeds derived from the Interest Rate Cap will be applied to pay interest on the Class 1A1 Certificates.

(7)	Aggregate collateral balance is subject to change, which may affect final tranche sizing as well as the proportion of the Class 1A1 Certificates to the collateral balance.

ALL COLLATERAL STATISTICS DESCRIBED HEREIN ARE BASED ON THE SCHEDULED COLLATERAL BALANCES AS OF MAY 2007 UNLESS OTHERWISE INDICATED.

The information in this free writing prospectus is preliminary. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE DEPOSITOR AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-666-2388.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.The information in this free writing prospectus is preliminary and is subject to completion or change.The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the depositor of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the depositor or its affiliates.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),
(2)	no representation that these materials are accurate or complete and may not be updated, or
(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Deal Overview:

•	The collateral pool is generally comprised of 30 year fixed rate, first lien, balloon and fully amortizing mortgage loans.

•	Class PO is a Principal-Only Certificate. It will receive no payments of interest.

•	Class AX is an Interest-Only Certificate. It will receive no payments of principal.

•
The Trust will issue subordinate certificates. The Non-PO Percentage of Realized Losses (other than Excess Losses) will be applied to the subordinate certificates until their principal balances are reduced to zero. Once the subordinate classes are reduced to zero, the Non-PO Percentage of Realized Losses (other than Excess Losses) will be applied to the Senior Certificates (other than the Class PO Certificates) on a pro-rata basis . Excess Losses will be borne by all classes of certificates on a pro-rata basis.

•	The PO Percentage of Realized Losses will be allocated to the Class PO Certificates.

•
As more fully described in the term sheet supplement, under certain limited circumstances, payments on the mortgage loans in one mortgage pool may be distributed to holders of certain senior certificates corresponding to another mortgage pool (or pools) as described in the related prospectus supplement. The Subordinate Certificates will be crossed among several groups.

•	The Master Servicer maintains a 10% optional termination on the collateral.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering:

Cut-off Date:	May 1, 2007

Closing Date:	May 30, 2007

Settlement Date:	May 30, 2007

Distribution Dates:	25th of each month, commencing in June 2007.

Collection Period:	The calendar month preceding the current Distribution Date

Depositor:	Structured Asset Securities Corporation (“SASCO”)

Underwriter:	Lehman Brothers Inc.

Master Servicer:	Aurora Loan Services LLC

Servicing Fee:	Generally [0.25]% per annum

Trustee:	[TBD].

Rating Agencies:	It is expected that two out of three of S&P, Moody’s and Fitch will rate all of the senior certificates.

Day Count:	30/360.

Delay Days:	The Class 1A1 Certificates will have a 0 day delay.

Interest Accrual Period:
With respect to the Class 1A1 Certificates, for each distribution date, the period beginning on the prior distribution date (or May 25th in the case of the first distribution date) and ending on the day immediately preceding such distribution date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Accrued Interest:	With respect to the Class 1A1 Certificates, 5 days of accrued interest.

Registration:	Book-entry form through DTC.

Tax Status:	REMIC for Federal income tax purposes.

Pricing Prepayment Assumption:
75% PPC per annum. 100% PPC is defined as 10% CPR in the first month of loan life of a mortgage loan and an additional approximately 1.36% (15/11%) CPR in each month thereafter until the eleventh month. Thereafter, it remains constant at 25% CPR.

SMMEA Eligibility:	The Class 1A1 certificates will be SMMEA eligible, as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization.

ERISA Eligibility:
The Class 1A1 certificates are expected to be eligible for purchase by or with assets of employee benefit plans and other plans and arrangements that are subject to Title I of ERISA or Section 4975 of the Code; provided that prior to the termination of the Interest Rate Cap, the purchase and holding of the Class 1-A1 certificates satisfy the condition of an investor-based or statutory exemption. Prospective investors should review with legal advisors as to whether the purchase and holding of the Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, Section 4975 of the Code or similar laws.

Due Period:
The “Due Period” related to each Distribution Date starts on the second day of the month preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering (cont.):

Interest Rates:

Class 1A1 is a senior certificate. The Class 1A1 Certificates will accrue interest at a rate of One-Month LIBOR + 0.65%, subject to a minimum rate of 0.65% and a maximum rate of 5.75%. The Class 1A1 Certificates will also have the benefit of an Interest Rate Cap as described below.

On each Distribution Date, interest rate cap payments received will be deposited into the Class 1A1 Reserve Fund. Amounts in the Class 1A1 Reserve Fund will be distributed in the following order of priority:

(1) to pay basis risk shortfalls on the Class 1A1 Certificates for the current Distribution Date.
(2) to pay basis risk shortfalls on the Class 1A1 Certificates remaining unpaid from prior Distribution Dates.
(3) the remainder will be retained in the Class 1A1 Reserve Fund.

Basis Risk Shortfalls represent the excess, if any, of (1) the amount of interest payable to the Class 1A1 Certificates (in accordance with their interest formula of One-Month LIBOR + 0.65%) without regard to the maximum rate of 5.75% over (2) the amount of interest payable to the Class 1A1 Certificates subject to a maximum rate of 5.75%.

A detailed description of the Interest Rate Cap can be found on page 7.

Class 1A2 is a senior, interest-only certificate. The Class 1A2 Certificates will accrue interest at a rate of 5.10% - One-Month LIBOR, subject to a minimum rate of 0.00% and a maximum rate of 5.10%. Its notional balance will equal the principal balance of the Class 1A1 Certificates.

Class 1A3 is a senior certificate. The Class 1A3 Certificates will accrue interest at a rate of 5.75% per annum.

Class 1A4 is a senior certificate. The Class 1A4 Certificates will accrue interest at a rate of 5.75% per annum.

Class 1A5 is a senior certificate. The Class 1A5 Certificates will accrue interest at a rate of 5.75% per annum.

Class AX is an interest-only certificate.

Class PO is a principal-only certificate. The Class PO Certificates will not be entitled to payments of interest.

The subordinate certificates will accrue interest at a rate of 5.75% per annum.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Credit Enhancement:

Credit Enhancement:	Senior-subordinate, shifting interest structure. The initial credit enhancement for the senior certificates will consist of the subordination of the subordinate certificates (initially [4.75]%*).
Class 1A1, 1A2, 1A3, 1A4 & 1A5 Credit Support of [4.75]%*	Order of Loss Allocation (Other than Excess Losses)
SUBS Credit Support of [ ]%

*subject to change based on rating agency feedback

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap:

An Interest Rate Cap will be purchased by the trust for the benefit of the Class 1A1 Certificates to protect against interest rate risk from upward movement in One-Month LIBOR. The [30] month Interest Rate Cap will have a strike rate of [5.10%] (the “Strike Rate”) and a maximum rate of [8.85%] (the “Maximum Rate”). Its notional balance, on any Distribution Date, represents the assumed balance of the Class 1A1 Certificates utilizing 75% of the Pricing Prepayment Assumption. It will contribute cash in the event One-Month LIBOR rises above the Strike Rate. The Notional Balance of the Interest Rate Cap on each Distribution Date as set forth on the schedule below (subject to variance in final size and composition of the collateral).

On each Distribution Date, the cap provider will make payments equal to the product of (a) one-twelfth, (b) the excess, if any, of the lesser of (i) One-Month LIBOR for such Distribution Date and (ii) the Maximum Rate, over the Strike Rate, and (c) the lesser of the notional balance set forth below and the principal balance of the Class 1A1 Certificates on such Distribution Date. Payments received under the Interest Rate Cap will only be available to benefit the Class 1A1 Certificates.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap (Continued):

Distribution Dates (Months)	Notional Balance for Interest Rate Cap
1	48,125,000.00
2	47,028,810.38
3	45,767,885.37
4	44,346,392.44
5	42,768,946.11
6	41,040,596.01
7	39,166,812.76
8	37,153,471.75
9	35,136,685.90
10	33,117,251.12
11	31,096,097.38
12	29,074,283.54
13	27,106,187.07
14	25,190,870.70
15	23,327,413.46
16	21,514,910.35
17	19,752,472.10
18	18,039,224.90
19	16,374,310.12
20	14,756,884.02
21	13,186,117.56
22	11,661,196.09
23	10,181,319.12
24	8,745,700.06
25	7,353,566.02
26	6,004,157.53
27	4,696,728.32
28	3,430,545.09
29	2,204,887.31
30	1,019,046.96
31	0

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal:

Shifting Interest Structure with 5 year lockout

Distribution Dates (months)	Prepayment Shift Percentage
1 - 60	100%
61 - 72	70%
73 - 84	60%
85 - 96	40%
97 - 108	20%
109+	0%

Senior Percentage:
On any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of the class certificate balances of each class of senior certificates (excluding the Class PO certificates) and the denominator of which is the Non-PO Collateral Balance for the immediately preceding Distribution Date.

Subordinate Percentage:	On any Distribution Date, 100% minus the Senior Percentage.

Senior Prepayment Percentage:
On any Distribution Date, the sum of (1) the Senior Percentage and (2) the product of (a) the Prepayment Shift Percentage for that Distribution Date multiplied by (b) the Subordinate Percentage for that Distribution Date.

Subordinate Prepayment Percentage:	On any Distribution Date, 100% minus the Senior Prepayment Percentage.

Strip Rate:	5.75%

Discount Loan:	A loan with a net mortgage rate less than the Strip Rate.

Non-Discount Loan:	A loan with a net mortgage rate greater than or equal to the Strip Rate.

PO Percentage:
For any Discount Loan, the percentage equivalent of a fraction, the numerator of which is the Strip Rate minus the net mortgage rate for such Discount Loan and the denominator of which is the Strip Rate. For any Non-Discount Loan, 0%.

Non-PO Percentage:	For any Discount Loan, 100% minus its PO Percentage. For any Non-Discount Loan, 100%.

Non-PO Collateral Balance:	On any Distribution Date, the sum of the Non-PO Percentage of the principal amount of each mortgage loan.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

PO Principal Distribution Amount:
On any Distribution Date, the sum of (1) the related PO Percentage of scheduled principal collections of each mortgage loan and (2) the related PO Percentage of unscheduled principal collections of each mortgage loan.

Senior Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Senior Percentage and (b) the sum of the related Non-PO Percentage of scheduled principal collections of each mortgage loan and (2) the product of (a) the Senior Prepayment Percentage and (b) the sum of the related Non-PO Percentage of unscheduled principal collections of each mortgage loan.

Subordinate Principal Distribution Amount:
On any Distribution Date, the sum of (1) the product of (a) the Subordinate Percentage and (b) the sum of the related Non-PO Percentage of scheduled principal collections of each mortgage loan and (2) the product of (a) the Subordinate Prepayment Percentage and (b) the sum of the related Non-PO Percentage of unscheduled principal collections of each mortgage loan.

Scheduled Principal Amount:	On any Distribution Date, the amount described in clause (1) of Senior Principal Distribution Amount.

Unscheduled Principal Amount:	On any Distribution Date, the amount described in clause (2) of Senior Principal Distribution Amount.

1A4 Priority Percentage:
On any Distribution Date, the percentage obtained by dividing (x) the sum of the class principal amount of the Class 1A4 Certificates immediately prior to such date and $40,104,000, by (y) the aggregate class principal amount of the Class 1A1, Class 1A3 and Class 1A4 Certificate.

1A5 Priority Percentage:
On any Distribution Date, the percentage obtained by dividing (x) the class principal amount of the Class 1A5 Certificates immediately prior to such date, by (y) the aggregate class principal amount of the Class 1A1, Class 1A3, Class 1A4 and Class 1A5 Certificates.

1A4 Priority Amount:
On any Distribution Date, the lesser of (i) the product of the 1A4 Priority Percentage for such date, the Shift Percentage for such date, and (the sum of Scheduled Principal Amount and Unscheduled Principal Amount minus the 1A5 Priority Amount) and (ii) the aggregate class principal amount of the Class 1A4 Certificates immediately prior to such date.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Terms of the Offering - Distribution of Principal (continued):

1A5 Priority Amount:
On any Distribution Date, the lesser of (i) the sum of (x) the product of the 1A5 Priority Percentage for such date, the Shift Percentage for such date and the Scheduled Principal Amount for such date and (y) the product of the 1A5 Priority Percentage for such date, the Shift Percentage for such date and the Unscheduled Principal Amount for such date, and (ii) the class principal amount of the Class 1A5 Certificates immediately prior to such date.

Shift Percentage:	Distribution Dates (months)	Shift Percentage
	1 - 60	0%
	61 - 72	30%
	73 - 84	40%
	85 - 96	60%
	97 - 108	80%
	109+	100%

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Principal Paydown Rules:

I. Pay Senior Principal Distribution Amount sequentially as follows:

1)	To the Class 1A5 Certificates up to the 1A5 Priority Amount until reduced to zero.
2)	To the Class 1A4 Certificates up to the 1A4 Priority Amount until reduced to zero.
3)	To the Class 1A1 Certificates up to $1,000 on each distribution date until reduced to zero.
4)	To the Class 1A3 Certificates up to $1,019,755 on each distribution date until reduced to zero.
5)	To the Class 1A1 Certificates until reduced to zero.
6)	To the Class 1A3 Certificates until reduced to zero.
7)	To the Class 1A4 Certificates until reduced to zero.
8)	To the Class 1A5 Certificates until reduced to zero.

III. Pay Subordinate Principal Distribution Amount as follows*:
*Subject to credit support tests

To the Subordinate Certificates until reduced to zero.

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Class 1A1 Discount Margin (To Maturity):

Assumes One-Month LIBOR is 5.32%.

	50% PPC	60% PPC	65% PPC	75% PPC	100% PPC	150% PPC	200% PPC
100-00*	49	58	61	65	65	65	65
WAL (yr)	5.82	1.81	1.54	1.21	0.81	0.51	0.37
First Prin Pay	Jun07	Jun07	Jun07	Jun07	Jun07	Jun07	Jun07
Last Prin Pay	Apr37	Sep11	Oct10	Nov09	Dec08	Apr08	Jan08

*Price does not include accrued interest

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

EXTERNAL USE
RESIDENTIAL MORTGAGE FINANCE

Collateral Stipulations (Subject to Change)

Interest Rate Range	5.0% - 9.0%

Gross WAC	6.44%	(+/- 10 Bps)

Original WAM	360

Current WAM	344	(+/- 4 Months)

WA Orig. LTV %	71%	(+/- 5%)

WA Orig. FICO	743	(+/- 10)

California %	40%	(MAX 55%)

Max Avg. Loan Size	$620,000

Primary Residence %	92%	(MIN 80%)

Interest Only %	30%	(MAX 35%)

Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Disclosure Documents are available on Lehman Brothers’ web site http://www.lehman.com/pub/sasco

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”).  The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the “Offering Documentation”).  Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering.   You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov.  Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.